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                                                          EXHIBIT 1.A.(5)(a)(1)


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                                       ML LIFE INSURANCE COMPANY OF NEW YORK
                                       Home Office: New York, New York
                                       Variable Life Service Center: P.O. Box 9025, Springfield,
                                       Massachusetts 01102-9025
                                       Telephone: 1-800-354-5333
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                                       INSURED NO. 1                       RICHARD ROE
                                       INSURED NO. 2                       JANE ROE
                                       POLICY NUMBER                       SPECIMEN

                                       FLEXIBLE PREMIUM JOINT AND LAST SURVIVOR VARIABLE
                                       UNIVERSAL LIFE INSURANCE POLICY

                                       This policy is a legal contract between its owner and us.
                                       PLEASE READ IT CAREFULLY.  In this policy, the word YOU
                                       refers to the owner shown on the policy schedule.  WE, US, and OUR refers to ML Life Insurance Company of New York.
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DEATH BENEFIT PROVIDED                 We will pay the death benefit proceeds to the beneficiary
BY THIS POLICY                         when we receive due proof of the death of the insured.

                                       At issue, the death benefit equals this policy's initial
                                       face amount plus any additional insurance rider face
                                       amount.  Afterwards, the death benefit may increase or
                                       decrease on any day, depending on this policy's investment results, but will never be less than this policy's face
                                       amount.  The duration for which the death benefit is in
                                       effect may vary with the investment results, but will
                                       never be less than this policy's guarantee period.  For
                                       details on death benefit proceeds and the guarantee
                                       period, see INSURANCE BENEFITS.
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CASH VALUE BENEFITS                    During the lifetime of the last surviving insured while
PROVIDED BY                            this policy is in effect we provide cash value benefits
THIS POLICY                            and other important rights as described in this policy.

                                       The cash value may increase or decrease on any day,
                                       depending on the investment results for this policy.  No
                                       minimum amount is guaranteed.  For information on cash
                                       surrender values, see POLICY BENEFITS FOR THE OWNER.
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INVESTMENT RESULTS                     You may allocate this policy's total investment base among
FOR THIS POLICY                        the investment divisions.  Each division invests in a
                                       designated investment portfolio.  Cash values and death
                                       benefits may increase or decrease depending on the
                                       investment experience of these investment divisions, the
                                       allocation of the policy's investment base among the
                                       divisions and the timing and amount of all premiums.  For
                                       details, see HOW VARIABLE LIFE INSURANCE WORKS.
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RIGHT TO EXAMINE                       This policy may be returned on or before the end of the
THIS POLICY                            FREE LOOK PERIOD.  That period ends at the later of ten
                                       days after you receive this policy, 45 days after you
                                       execute the application, or ten days after we mail or
                                       deliver to you the Notice of Withdrawal Rights.  Mail or
                                       deliver this policy to us or to the agent who sold it.
                                       The returned policy will be treated as if we never issued
                                       it.  We will promptly return the premium paid.

                                       /s/ BARRY G. SKOLNICK               /s/ ALLEN JONES
                                       ---------------------               ---------------
                                       BARRY G. SKOLNICK                      ALLEN JONES
                                       Secretary                              President


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FLEXIBLE PREMIUM JOINT                 Variable universal life insurance payable upon death of
AND LAST SURVIVOR                      the last surviving insured.  Death benefit subject to
VARIABLE UNIVERSAL                     guaranteed minimum during guarantee period.  Guaranteed
LIFE INSURANCE POLICY                  minimum is policy's face amount.  Flexible premiums.  Non-
                                       participating.  Investment results reflected in policy
                                       benefits.


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POLICY CONTENTS

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POLICY SCHEDULE                                                                                              Page 3

DEFINITIONS                                                                                                       4

INTRODUCTION TO THIS POLICY                                                                                       5

PREMIUM PAYMENTS                                                                                                  7

HOW VARIABLE LIFE INSURANCE WORKS                                                                                 9

POLICY BENEFITS FOR THE OWNER                                                                                    13

INSURANCE BENEFITS                                                                                               16

CHOOSING AN INCOME PLAN                                                                                          18

OTHER IMPORTANT INFORMATION                                                                                      21

APPENDIX 1                                                                                                       24

APPENDIX 2                                                                                                       25

A copy of the application(s) and any additional benefit and endorsements are at the back of this policy.
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Policy Schedule            The Policy Schedule comes right after this page.  It gives specific facts about this policy and its coverage.  Please refer to it while reading this policy.
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POLICY SCHEDULE

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INSURED NO. 1                                        Richard Roe
NO. 1 ISSUE AGE/SEX                                  35 Male
NO. 1 UNDERWRITING CLASS                             Standard Non-Smoker

INSURED NO. 2                                        Jane Roe
NO. 2 ISSUE AGE/SEX                                  35 Female
NO. 2 UNDERWRITING CLASS                             Standard Non-Smoker

INITIAL PREMIUM                                      $25,000.00
INITIAL FACE AMOUNT                                  $1,000,000.00

BASE PREMIUM                                         $5,636.82

INITIAL ADDITIONAL INSURANCE
RIDER FACE AMOUNT                                    $500,000.00

ISSUE DATE                                           September 30, 1992
POLICY DATE                                          September 30, 1992
POLICY NUMBER                                        SPECIMEN

OWNER                                                Jane Roe

INITIAL GUARANTEE PERIOD                             The Initial Guarantee Period is 33.50
                                                     years.

((SALES LOAD                                         (only included if applicable regulations
                                                     under the Investment Company Act of 1940
                                                     require a reduced sales load) ))

RIDERS                                               (( Additional Insurance Rider (only if
                                                     elected) ))
                                                     Policy Split Rider

                                                     ((THIS IS A MODIFIED ENDOWMENT CONTRACT.))

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                               DEFINITIONS

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OWNER                          The owner has the rights and options as described in this
                               policy.  The owner is shown on the Policy Schedule.
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BENEFICIARY                    The beneficiary is the person to whom we pay the proceeds
                               upon the death of the last surviving insured.

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BASE PREMIUM                   The base premium is the amount equal to the level annual
                               premium necessary for the face amount of the policy to
                               endow on the policy anniversary nearest the insured's
                               100th birthday.  We assume a 5% annual rate of return on
                               the base premium less premium loading and guaranteed
                               maximum cost of insurance rates shown in Appendix 1.
                               Once determined, the base premium will not change.  The
                               base premium is shown on the Policy Schedule.
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SEPARATE ACCOUNT               The ML of New York Variable Life Separate Account II is
                               governed by the laws of New York, our state of domicile.

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TOTAL INVESTMENT               The total investment base is the amount that this
BASE                           policy provides for investment at any time.  It is the
                               sum of the investment base in each of the investment
                               divisions.
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FIXED BASE                     The fixed base on the policy date of this policy equals
                               this policy's cash value.  Thereafter, the fixed base is
                               calculated in the same manner as the cash value except
                               that all calculations are based on the guaranteed maximum
                               cost of insurance rates and a 5% annual rate of interest.
                               The fixed base calculation does not reflect policy loans
                               and repayments.
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CASH VALUE                     The cash value on any date equals the total investment
                               base, plus policy debt, less any accrued net loan cost
                               since the last policy anniversary (or since the policy
                               date during the first policy year), plus any unearned
                               charges for cost of insurance and rider costs.
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VARIABLE INSURANCE             The variable insurance amount equals the cash value
AMOUNT                         corridor factor for the younger insured at his or her
                               attained age multiplied by the sum of cash value plus any
                               excess sales load as calculated under applicable
                               regulations in effect under the Investment Company Act of
                               1940.  The variable insurance amount will vary daily
                               based on the investment results, any premium payments
                               made, any partial withdrawals taken and any loans taken.

                               In no event will the variable insurance amount be less
                               than that required to keep this policy qualified as life
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                               insurance under the federal income tax laws.  The table
                               of cash value corridor factors is shown in Appendix 2.
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GUARANTEE PERIOD               The guarantee period is the period for which the policy
                               face amount and any additional insurance rider face
                               amount are guaranteed to remain in effect unless debt
                               exceeds certain values.  It is calculated assuming the
                               cash value accrues interest at an annual rate of 5% and
                               guaranteed maximum cost of insurance rates and rider
                               costs are deducted.
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                                    INTRODUCTION TO THIS POLICY
                                    This policy insures the life of the insureds listed on the
                                    Policy Schedule.  Insured No. 1 is the owner of this
                                    policy unless another owner has been named in the
                                    application.  If there is more than one owner, the owners
                                    must exercise their rights and options jointly.  We
                                    reserve the right to limit the number of owners.
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THIS POLICY IS A                    This policy is a contract between you and us.  We provide
CONTRACT                            insurance coverage and other benefits as stated in this
                                    policy.  We do this in return for a completed application
                                    and payment of the initial premium.
                                    Whenever we use the word policy, we mean the entire
                                    contract.  The entire contract consists of:

                                    -  the basic policy;
                                    -  the attached copy of the initial application and
                                       medical exam(s);
                                    -  all attached subsequent applications and amendments to
                                       change the basic policy; and
                                    -  any riders or endorsements.
                                    Riders and endorsements add provisions or change the terms of the basic policy.
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DATES AND AGES                      The following dates and ages are referred to in this
REFERRED TO IN THIS                 policy.
POLICY                              DATE OF ISSUE
                                    This is the date this policy is issued at our Service
                                    Center.  The contestable and suicide periods are measured
                                    from this date.
                                    POLICY DATE
                                    This date is used to determine policy processing dates,
                                    policy years and anniversaries.  It is generally one
                                    business day after the premium is received by us.  See the
                                    Policy Schedule.  The policy date may or may not be the
                                    same as the date of issue.  The policy processing dates
                                    are the days when we deduct charges.  They are the policy
                                    date and the same day of the month as the policy date at
                                    the end of each successive three month period.  A policy
                                    processing period is the period between successive policy
                                    processing dates.
                                    ISSUE AGE
                                    For each insured, this is the insured's age on the
                                    insured's birthday nearest to the policy date.
                                    ATTAINED AGE
                                    For each insured, this is the insured's age plus the
                                    number of full years elapsed since the policy date.
                                    MATURITY DATE
                                    The maturity date of this policy is the policy anniversary nearest the younger insured's 100th birthday.
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RIGHT TO NAME A                     You may name a contingent owner.  If you die before a
CONTINGENT OWNER                    death benefit is payable under this policy, your interest
                                    in this policy will then pass to the contingent owner.  If there's no contingent owner, your interest will pass to
                                    your estate.
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THE BENEFICIARY                     Upon the death of the last surviving insured, we pay the
                                    death benefit proceeds to the primary beneficiary.  If the primary beneficiary (whether or not irrevocable) has died, the proceeds are paid to any contingent beneficiary.  If
                                    there is no surviving beneficiary, we pay the proceeds to
                                    the estate of the last surviving insured.  One or more
                                    persons may be named as primary beneficiaries or
                                    contingent beneficiaries.  In that case we will assume the proceeds are to be paid in equal shares to the surviving
                                    beneficiaries.  The owner can specify other than equal
                                    shares.  If an irrevocable beneficiary has been
                                    designated, you and the irrevocable beneficiary must act
                                    together to exercise certain rights and options under this policy.
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CHANGE OF OWNER OR                  During either insured's lifetime, with the consent of any
BENEFICIARY                         irrevocable beneficiary, you can transfer ownership of
                                    this policy and change the beneficiary.  To do this, you
                                    must send us written notice of the change in a form
                                    satisfactory to us.  The change will take effect as of the day the notice is signed.  However, the change will not
                                    affect any payment made or action taken by us before
                                    receipt of the notice of the change at our Service Center.
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SENDING NOTICE TO                   Any written notices or requests should be sent to our
US                                  Service Center in a form satisfactory to us.  The address
                                    is shown on the front of this policy.  Please include your name, the name of the insured and the policy number.
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                               PREMIUM PAYMENTS
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WHEN TO PAY                         Payment of the initial premium is required to put this
PREMIUMS                            policy in effect.  The amount of the initial premium is
                                    shown on the Policy Schedule.
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WHERE TO PAY                        Pay the premiums to our Service Center.
PREMIUMS
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ADDITIONS PREMIUMS                  After the end of the free look period, if an insured is
                                    alive, the owner may pay additional premiums under this
                                    policy.  To make an additional premium payment, the owner
                                    must provide us with notice at our Service Center.  We
                                    reserve the right to return any portion of the additional
                                    premiums that would case this policy to become a modified
                                    endowment contract, under applicable tax law as
                                    interpreted by us, unless you consent.  We may also return any portion of the additional premium that would cause
                                    this policy to fail to qualify as life insurance under
                                    applicable tax laws as interpreted by us.  Any amount of
                                    additional premium beyond that necessary to extend the
                                    guarantee period to the whole of life of the younger
                                    insured will be returned to you.

                                    The minimum additional premium is $100.  Unless otherwise
                                    specified by the owner, if there is any policy debt, any
                                    additional premiums paid will be applied as a loan
                                    repayment, with any excess used as an additional premium.
                                    See POLICY LOANS.

                                    As of the policy processing date on or next following the
                                    date of receipt and acceptance of an additional premium
                                    the guarantee period may increase.  See THE GUARANTEE
                                    PERIOD.

                                    The variable insurance amount will also reflect this
                                    premium.
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ALLOCATION OF                       As of the date we receive and accept an additional premium
ADDITIONAL PREMIUMS                 payment, the increase in the total investment base will be allocated among the investment divisions in accordance
                                    with instructions from the owner.  If no such instructions are received by us, allocation will be among the
                                    investment divisions in the same proportion as the
                                    investment base in each division bears to the total
                                    investment base as of the date we receive and accept the
                                    premium.
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PREMIUM LOADING                     As of the date we receive and accept any premium:
                                      -      The investment base will increase by the amount of
                                             the payment less: (1) a sales load of 46.25% of each
                                             payment through the second base premium and 1.25% of
                                             each base premium paid after the second; (2) a
                                             premium tax charge of 2.00% of each premium paid;
                                             (3) a charge for federal taxes of 1.25% of each
                                             premium paid.  These charges are deducted before
                                             allocation to applicable investment divisions.
                                    We may also deduct a charge for other assessments of
                                    federal premium taxes or federal, state or local excise,
                                    profits or income taxes measured by or attributable to the receipt of premiums.  We also reserve the right to deduct
                                    from the separate account any taxes imposed on the
                                    separate account earnings.

                                    If your sales load will be less than the sales load
                                    described above, it will be shown on the Policy Schedule.
                                    In no event will the sales load exceed the amount
                                    permitted by applicable regulations in effect under the
                                    Investment Company Act of 1940.
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GRACE PERIOD                        After the end of the guarantee period, we will terminate
                                    this policy at the end of the grace period if the
                                    quarterly charges are greater than the cash value on a
                                    policy processing date.

                                    The grace period will end 61 days after we mail a notice
                                    to the owner that we may terminate this policy because of
                                    insufficient cash value.  To avoid termination, you must
                                    pay us an amount which after deducting premium loading
                                    equals at least three (3) times the charges that were due
                                    on the policy processing date on which we determined that
                                    the cash value was insufficient.  However, see Policy
                                    Loans.  This amount will be specified on the notice we
                                    send.  If we do not receive such amount at our Service
                                    Center before the end of the grace period, this policy
                                    will terminate.  At that time, we deduct any charges for
                                    cost of insurance and rider costs applicable to the grace
                                    period and refund to you any unearned charges for cost of
                                    insurance and rider costs.  If the insured dies during the grace period, we will pay the beneficiary the insurance
                                    benefits as described in PROCEEDS PAYABLE TO THE
                                    BENEFICIARY.
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HOW TO REINSTATE                    If we have terminated this policy at the end of the grace
THIS POLICY                         period, you may reinstate it provided the insured had not
                                    died between the date we terminated this policy and the
                                    effective date of reinstatement if:

                                      -      You ask for reinstatement within three (3) years
                                             after the end of the grace period;
                                      -      We receive satisfactory evidence of the insured's
                                             insurability; and
                                      -      You pay us at least the minimum premium for which we
                                             would then issue this policy based on the policy
                                             year and underwriting class of the insured as of the
                                             effective date of the reinstated policy.

                                    The effective date of the reinstated policy will be the
                                    policy processing date on or next following the date we
                                    approve the reinstatement application.
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                               HOW VARIABLE LIFE INSURANCE WORKS
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THE SEPARATE                        The variable life insurance benefits under this policy are
ACCOUNT                             provided through investments made in the separate account.
                                    This account is kept separate from our general account and any other separate accounts we may have.  It is used to
                                    support variable life insurance policies and may be used
                                    for other purposes permitted by applicable laws and
                                    regulations.  We own the assets in the separate account.
                                    Assets equal to the reserves and other liabilities of the
                                    account will not be charged with liabilities that arise
                                    from any other business we conduct.  However, we may
                                    transfer to our general account assets which exceed the
                                    reserves and other liabilities of the separate account.

                                    The separate account will invest in mutual funds, unit
                                    investment trusts and other investment portfolios which we determine to be suitable for this policy's purposes.  The
                                    separate account is a unit investment trust under federal
                                    securities laws.  It is registered with the Securities and
                                    Exchange Commission (SEC) under the Investment Company Act of 1940.

                                    Income, realized and unrealized gains or losses from
                                    assets in the separate account are credited to or charged
                                    against the account without regard to other income, gains
                                    or losses in our other separate accounts or general
                                    account.
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INVESTMENT DIVISIONS                The separate account is divided into investment divisions.
                                    Each investment division invests in a designated
                                    investment portfolio.  The divisions and the investment
                                    portfolios in which they invest are described in the
                                    prospectus.

                                    Each investment division will be valued at the end of each valuation period.  A valuation period is each business day together with any non-business days before it.  A business day for a division is any day the New York Stock Exchange
                                    (NYSE) is open for trading or any day in which the SEC
                                    requires that the mutual funds, unit investment trusts or
                                    other investment portfolios be valued.
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CHANGES TO THE                      We may from time to time make additional investment
SEPARATE ACCOUNT                    divisions available.  These divisions will invest in
                                    investment portfolios we find suitable for this policy.
                                    We also have the right to eliminate investment divisions
                                    from the separate account, to combine two or more
                                    investment divisions or to substitute a new portfolio for
                                    the portfolio in which an investment division invests.  A
                                    substitution may become necessary if, in our judgment, a
                                    portfolio no longer suits the purposes of this policy.
                                    This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or
                                    restrictions, or because the portfolio is no longer
                                    available for investment or for some other reason.  We
                                    would get any required prior approval from the insurance
                                    department of our state of domicile before making such a
                                    substitution.  We would also get any required prior
                                    approval from the SEC and any other required approvals
                                    before making such a substitution.

                                    Subject to any required regulatory approvals, we reserve
                                    the right to transfer assets of the separate account or of an investment division, which we determine to be
                                    associated with the class of policies to which this policy belongs, to another separate account or investment
                                    division.

                                    When permitted by law, we reserve the right to:

                                      -      Deregister the separate account under the Investment
                                             Company Act of 1940;
                                      -      Operate the separate account as a management
                                             investment company under the Investment Company Act
                                             of 1940;
                                      -      Restrict or eliminate any voting rights of
                                             policyowners or other persons who have voting rights
                                             as to the separate account; and
                                      -      Combine the separate account with other separate
                                             accounts.
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ALLOCATION OF                       The owner selects the divisions to which to allocate the
TOTAL INVESTMENT                    total investment base.  The maximum number of divisions to
BASE                                which the total investment base may be allocated at any
                                    one time is five (5).

                                    The owner can change the allocation of the total
                                    investment base among the investment divisions.  The
                                    number of allocation changes per year is unlimited.  We
                                    reserve the right to charge up to $25 for each transfer in excess of six (6) per year.  No allocation changes are
                                    allowed during the free look period.  To make a change,
                                    the owner must provide us with satisfactory notice at our
                                    Service Center.  The change will take effect when we
                                    receive the notice.  Our calculations will reflect the
                                    change.
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INVESTMENT BASE IN                  ON THE POLICY DATE
EACH INVESTMENT                     On the policy date, your initial premium is reduced by the
DIVISION                            premium loading.  See PREMIUM LOADING.  The balance is
                                    your total investment base which allocated to the Money
                                    Reserve investment division.  Then we deduct quarterly
                                    charges.  The resulting amount remains in the Money
                                    Reserve investment division at least until the end of the
                                    free look period.  After that, upon notice in a form
                                    satisfactory to us, you may allocate any portion of your
                                    total investment base to other investment divisions.  See
                                    ALLOCATION OF TOTAL INVESTMENT BASE.  After the free look
                                    period, the owner may pay additional premiums under this
                                    policy.  See ADDITIONAL PREMIUMS.

                                    ON EACH SUBSEQUENT BUSINESS DAY
                                    On each subsequent business day, the investment base in
                                    each division is an amount calculated as follows:
                                    (1)      We take the investment base in the division at the
                                             end of the preceding valuation period.
                                    (2)      We multiply (1) by the division's net rate of return
                                             for the current valuation period.
                                    (3)      We add (1) and (2).
                                    (4)      We add to (3) any premiums allocated to the division
                                             during the current valuation period less any premium
                                             loading deducted before allocation.
                                    (5)      We add to (4) any loan repayments received and
                                             subtract from (4) any borrowed amounts which are
                                             allocated to the division during the current
                                             valuation period.
                                    (6)      We add any amounts transferred to the investment
                                             division and subtract any amounts transferred from
                                             the investment division since the end of the
                                             preceding valuation period.
                                    (7)      If the business day is a policy processing date, we
                                             subtract from (6) the following amounts allocated to
                                             that division for the next policy processing period
                                             (sometimes referred to as quarterly charges):
                                                      (a)      cost of insurance;
                                                      (b)      any other fees we describe in this
                                                               policy; and
                                                      (c)      any rider charges deducted from the
                                                               investment base.
                                             If a policy processing date is on a policy
                                             anniversary, we also subtract:
                                                      (d)      any net loan cost.
                                             All amounts in (7) will be allocated to each
                                             division in the same proportion as (3) bears to the
                                             total investment base.
                                    (8)      If the charges in (7) exceed the amount in (6), we
                                             will notify you of the amount due.
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CHARGES DEDUCTED                    COST OF INSURANCE
FROM INVESTMENT BASE                We will determine the cost of insurance on each policy
                                    processing date as follows:
                                    (1)      We determine the policy's net amount at risk as of
                                             the policy processing date, which is equal to:
                                             (a)      the death benefit as of the policy processing
                                                      date adjusted for interest at the rate of 5%
                                                      per year, less
                                             (b)      the cash value as of the policy processing
                                                      date but before deduction for the cost of
                                                      insurance.
                                    (2)      We divide (1) by $1,000.
                                    (3)      We determine the current cost of insurance rate per
                                             $1,000 based on the policy year, sex and
                                             underwriting class of the both insureds.
                                    (4)      We multiply (2) by (3).

                                    We may change the current cost of insurance rates per
                                    $1,000 from time to time.  Any change in the current rates will be as described in CHANGES IN POLICY COST FACTORS.
                                    They will never be more than the guaranteed maximum cost
                                    of insurance rates per $1000 shown in Appendix 1.

                                    OTHER DEDUCTIONS
                                    The net loan cost is described in the POLICY LOANS
                                    provision.  The cost and frequency of deduction of any
                                    benefits from riders are shown on the Policy Schedule
                                    unless otherwise provided for in the rider.  An asset
                                    charge at a daily rate of .002477% (equivalent to .90%
                                    annually in advance) and a trust charge at a daily rate
                                    currently of .000933% (equivalent to .34% annually in
                                    advance) are deducted from appropriate investment
                                    divisions in the separate account.

                                    We reserve the right to increase the trust charge but in
                                    no event above a daily rate of .001373% (equivalent to
                                    .50% annually in advance).
------------------------------------------------------------------------------------------------------
WHAT HAPPENS ON THE                 If part of the total investment base is allocated to an
MATURITY DATE OF AN                 investment division that has a maturity date, then, unless
INVESTMENT DIVISION                 otherwise specified by the owner, the amounts in that
                                    division as of the maturity date will be allocated to the
                                    Money Reserve investment division.  We will notify the
                                    owner 30 days in advance of the maturity date.  To elect
                                    an allocation to other than the Money Reserve investment
                                    division, the owner must provide satisfactory notice to us at least seven (7) days prior to the maturity date.  The
                                    allocation on a maturity date will not be considered a
                                    change in the allocation of the investment base for
                                    purposes of the number of changes permitted before a
                                    charge may be applied.
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


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VUL92NY                             SPECIMEN

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MEASUREMENT OF                      The investment experience of an investment division is
INVESTMENT                          determined at the end of each division's valuation period.
EXPERIENCE
                                    INDEX OF INVESTMENT EXPERIENCE
                                    We use an index to measure changes in each investment
                                    division's experience during a valuation period.  We set
                                    the index at $10 when the first investments in that
                                    division were made.  The index for a current valuation
                                    period equals the index for the preceding valuation period multiplied by the experience factor for the current
                                    period.

                                    HOW WE DETERMINE THE EXPERIENCE FACTOR
                                    The experience factor for an investment division's
                                    valuation period reflects the investment experience of the portfolio in which the division invests as well as the
                                    charges assessed against the division.  The factor is
                                    calculated as follows:
                                      (1)    We take the net asset value as of the end of the
                                             current valuation period of the portfolio in which
                                             the division invests.
                                      (2)    We add to (1) the amount of any dividend or capital
                                             gains distribution declared during the current
                                             valuation period for the investment portfolio.  We
                                             subtract from that amount a charge for our taxes, if
                                             any.
                                      (3)    We divide (2) by the net asset value of the
                                             portfolio at the end of the preceding valuation
                                             period.
                                      (4)    We subtract the daily asset charge for each day in
                                             the valuation period.  This charge is to cover
                                             expense, mortality and minimum death benefit
                                             guarantee risks that we are assuming.
                                      (5)    For any divisions investing in unit investment
                                             trusts only, we subtract an additional charge equal
                                             to the daily trust charge for each day in the
                                             valuation period.  This charge is to cover the
                                             actual costs incurred in the purchase or sale of
                                             units of the trusts.

                                    The net asset value of an investment company's shares held in each investment division shall be the value reported to us by the investment company.  Such net asset value will
                                    be net of any investment advisory fees and other expenses
                                    of such investment company.

                                    Calculations for divisions investing in the mutual fund
                                    portfolios are made on a per share basis.  Calculations
                                    for divisions investing in unit investment trusts are on a per unit basis.
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


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VUL92NY                             SPECIMEN

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NET RATE OF RETURN                  Here's how to determine an investment division's net rate
FOR AN INVESTMENT                   of return for a valuation period:
DIVISION                              (1)    We determine the change in the division's index from
                                             the preceding valuation period to the current
                                             valuation period.
                                      (2)    We divide this by the index for the preceding
                                             valuation period.

                                    We follow a consistent method for longer periods of time.
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

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VUL92NY                             SPECIMEN

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                                    POLICY BENEFITS FOR THE OWNER
                                    There are important rights and benefits that are available to the owner of this policy during the lifetime of either
                                    insured.  Many of these rights and benefits are enumerated in this section.
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

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VUL92NY                             SPECIMEN

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PARTIAL WITHDRAWAL                  REQUIREMENTS FOR EACH PARTIAL WITHDRAWAL
                                    Each partial withdrawal is subject to the following
                                    requirements:
                                      -      The minimum partial withdrawal is $1,000.  The
                                             remaining cash value less any policy debt following
                                             a partial withdrawal must equal or exceed $5,000.
                                             Withdrawals are permitted once each policy year,
                                             beginning in policy year 16.
                                      -      The amount of a partial withdrawal may not exceed
                                             the loan value as of the effective date of a partial
                                             withdrawal, less any existing policy debt as of such
                                             date.
                                      -      A partial withdrawal may not be repaid.

                                    REQUESTING A PARTIAL WITHDRAWAL
                                    The request for a partial withdrawal must be in a form
                                    satisfactory to us.  The effective date of the withdrawal
                                    will be the date the request is received at our Service
                                    Center.

                                    EFFECT OF A PARTIAL WITHDRAWAL ON TOTAL INVESTMENT BASE,
                                    CASH VALUE AND DEATH BENEFIT
                                    As of the effective date of a partial withdrawal:
                                      -      The total investment base, cash value, fixed base
                                             and, if you have elected death benefit Option 1, the
                                             face amount of this policy, each will be reduced by
                                             the amount of the partial withdrawal.
                                      -      The reduction in the total investment base will be
                                             allocated among the investment divisions in
                                             accordance with your instructions.  If no such
                                             instructions are received by us, allocation will be
                                             among the investment divisions in the same
                                             proportion as the investment base in each division
                                             bears to the total investment base as of the
                                             effective date of the partial withdrawal.
                                      -      The variable insurance amount will reflect the
                                             partial withdrawal.

                                    As of the policy processing date on or next following the
                                    effective date of a partial withdrawal, the guarantee
                                    period will decrease.

                                    EFFECT OF A PARTIAL WITHDRAWAL ON GUARANTEED PERIOD
                                    As of the policy processing date on or next following the
                                    effective date of a partial withdrawal, the guarantee
                                    period will decrease as follows:
                                      (1)    We determine the immediate decrease in cash value
                                             resulting from the partial withdrawal.
                                      (2)    We add to (1) interest at the annual rate of 5% for
                                             the period from the date of the withdrawal to the
                                             policy processing date on or next following such
                                             date.  This is the guarantee adjustment amount.
                                      (3)    We subtract the guarantee adjustment amount from the
                                             fixed base and use the new fixed base to calculate a
                                             new guarantee period.
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



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


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PARTIAL WITHDRAWAL                  WHEN WE WILL PAY THE PARTIAL WITHDRAWAL
(CONTINUED)                         We'll usually pay the amount of the partial withdrawal
                                    within seven (7) days after we receive a request
                                    satisfactory to us.  But we may delay paying the amount of the partial withdrawal when:
                                      -      The NYSE is closed for trading except for a normal
                                             holiday closing; or
                                      -      The SEC determines that a state of emergency exists.
------------------------------------------------------------------------------------------------------
CASH VALUE BENEFITS                 SURRENDERING YOUR POLICY
                                    You can surrender this policy at any time and receive its
                                    cash value less any policy debt.  This amount may be paid
                                    in cash or under one or more income plans.  See CHOOSING
                                    AN INCOME PLAN.  To surrender this policy, the owner must
                                    return it to our Service Center with a signed request for
                                    surrender in a form satisfactory to us.  The right to a
                                    death benefit will end on the date the request is sent to
                                    us.  The cash value will vary daily.  We will determine
                                    the cash value as of the date we receive this policy and
                                    the signed request at our Service Center.  We will usually pay the cash value less any policy debt within seven (7)
                                    days.  But we may delay payment when we are not able to
                                    determine the amount because:
                                      -      The NYSE is closed for trading except for a normal
                                             holiday closing; or
                                      -      The SEC determines that a state of emergency exists.

                                    If the policy is surrendered during the first two policy
                                    years, we will refund a part of the sales load to the
                                    extent required by regulations in effect under the
                                    Investment Company Act of 1940.
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



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


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POLICY LOANS                        You may borrow money from us.  The maximum amount you may
                                    borrow is the loan value.  This policy will be the only
                                    security we require for the loan.  A loan may be taken any time this policy is in effect.  You may repay all or part
                                    of the loan at any time while either insured is living.

                                    LOAN VALUE
                                    The loan value is 90% of the cash value.  The maximum loan amount that may be borrowed at any time is the difference
                                    between the loan value and the policy debt.  The minimum
                                    permissible amount of any loan and minimum repayment
                                    amount are each $200.

                                    INTEREST AND NET LOAN COST
                                    Interest accrues (builds up) each day on your outstanding
                                    loan.  The sum of all outstanding loans plus accrued
                                    interest is called policy debt.  The amount held in the
                                    general account for loans (see EFFECT OF A LOAN) earns
                                    interest.  On each policy anniversary, the investment base is increased by the interest earned on the amount held in
                                    the general account and decreased by the interest accrued
                                    on the policy debt.  The difference between the interest
                                    accrued on the policy debt and the interest earned on the
                                    amount held in the general account is called the net loan
                                    cost.

                                    The net loan cost will be calculated as follows:
                                      (1)    We determine the policy debt as of the previous
                                             policy anniversary and take into account loans and
                                             repayments made during the policy year.
                                      (2)    We multiply (1) by the loan interest rate less the
                                             annual rate of interest earned on the amount held in
                                             the general account for loans.

                                    The maximum loan interest rate is 6% pr year.  The amount
                                    held in the general account for loans earns interest at a
                                    minimum rate of 4% annually.

                                    Interest payments are due at the end of each policy year.
                                    If interest isn't paid when due, an amount equal to the
                                    interest due will be added to your outstanding loan amount and interest will accrue on this new loan amount.
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


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


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POLICY LOANS                        INTEREST AND NET LOAN COST (CONTINUED)
(CONTINUED)
                                    The loan interest rate and the annual rate of interest
                                    earned on the loan amount transferred to the general
                                    account are set on each policy anniversary.

                                    EFFECT OF A LOAN
                                    An amount equal to the loan will be transferred out of the separate account and into our general account.  At the
                                    time of a repayment, an amount equal to a repayment will
                                    be transferred out of the general account and into the
                                    separate account.  A policy loan and the net loan cost
                                    reduce the total investment base while repayment of a loan will cause an increase in the total investment base.
                                    Loans, repayments and the net loan cost will be allocated
                                    among the investment divisions in accordance with your
                                    instructions.  You may change that allocation by sending
                                    satisfactory notice to us.  If no such instructions are on record, the loan, repayment or net loan cost will be
                                    allocated in the same proportion as the investment base in each division bears to the total investment base as of the date of the loan, repayment or deduction of net loan cost.

                                    A loan, WHETHER OR NOT REPAID, will have a PERMANENT
                                    EFFECT on the cash values and may have a permanent effect
                                    on the death benefits.  If not repaid, the policy debt
                                    will reduce the amount of death benefit proceeds and cash
                                    value benefits.

                                    Loans and repayments during a policy year will affect our
                                    calculations.

                                    If on the policy processing date, the policy debt exceeds
                                    the larger of:
                                             (a)      The cash value plus any excess sales load
                                                      calculated in accordance with applicable
                                                      regulations in effect under the Investment
                                                      Company Act of 1940 less quarterly charges and
                                             (b)      the fixed base,
                                    we will terminate this policy.  We will not do this,
                                    however, until 61 days after we mail notice of our intent
                                    to terminate.  We will notify you at your last known
                                    address.  Upon termination, we deduct any charges for cost of insurance and rider costs applicable to the 61 day
                                    period and refund to you any unearned charges for cost of
                                    insurance and rider costs.

                                    WHEN WE WILL MAKE THE LOAN
                                    We will usually loan the money within seven (7) days after we receive a request in a form satisfactory to us.  But we may delay making the loan when we are not able to
                                    determine the loan value because:
                                      -      The NYSE is closed for trading except for a normal
                                             holiday closing; or
                                      -      The SEC determines that a state of emergency exists.
------------------------------------------------------------------------------------------------------

VUL92NY                             SPECIMEN

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ASSIGNMENT - USING                  You may assign this policy as collateral security for a
THIS POLICY AS                      loan or other obligation.  This does not change the
COLLATERAL SECURITY                 ownership.  But your rights and any beneficiary's rights
                                    are subject to the terms of the assignment.  To make or
                                    release an assignment, we must receive written notice,
                                    satisfactory to us, at our Service Center.  We are not
                                    responsible for the validity of any assignment.
------------------------------------------------------------------------------------------------------
RIGHT TO FIXED LIFE                 The owner may exchange this policy for a joint and last
BENEFITS                            survivor policy with benefits that do not vary with the
                                    investment results of a separate account.  No evidence of
                                    insurability will be required.
                                    We'll issue the new policy on your life after we receive:
                                      -      A proper written request; and
                                      -      This policy.
                                    OTHER FACTS ABOUT THE NEW POLICY
                                    The new policy's owner, insureds and beneficiary will be
                                    the same as those of this policy as of the date of
                                    exchange.  The new policy will have the same death benefit and the same net amount at risk as this policy at the time of exchange.  The new policy will also have the same issue age, issue date, face amount, cash value, underwriting
                                    class and benefit riders as this policy.  Any policy debt
                                    under this policy will be carried over to the new policy.
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



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VUL92NY                             SPECIMEN

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                                    INSURANCE BENEFITS
------------------------------------------------------------------------------------------------------
THE GUARANTEE PERIOD                ON THE POLICY DATE
                                    The initial guarantee period and initial face amount on
                                    the policy date are shown on the Policy Schedule.  The
                                    guarantee period and face amount are not affected by
                                    investment results nor the allocation of the total
                                    investment base among the investment divisions.  The
                                    guarantee period will change as described below as a
                                    result of any additional premiums.

                                    WHEN AN ADDITIONAL PREMIUM IS PAID
                                    The guarantee period will increase as follows:
                                      (1)    We determine the immediate increase in cash value
                                             resulting from the additional premium less premium
                                             loading.  See PREMIUM LOADING.
                                      (2)    We add to (1) interest at the annual rate of 5% for
                                             the period from the date we receive and accept the
                                             additional premium to the policy processing date on
                                             or next following such date.  This is the guarantee
                                             adjustment amount.
                                      (3)    If the guarantee period prior to payment is less
                                             than for the lifetime of the younger insured, the
                                             guarantee adjustment amount is added to the fixed
                                             base and the new fixed base will be used to
                                             calculate a new guarantee period.  Any excess amount
                                             of additional premium beyond that necessary to
                                             extend the guarantee period to the whole of life of
                                             the younger insured will be turned to you.

                                    AUTOMATIC ADJUSTMENT
                                    On any policy anniversary if the cash value is greater
                                    than the fixed base necessary to cause the guarantee
                                    period to equal the whole of life of the younger insured,
                                    the guarantee period will be extended to the whole of life of the younger insured.
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


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VUL92NY                             SPECIMEN

------------------------------------------------------------------------------------------------------
PROCEEDS PAYABLE TO                 We will pay the death benefit proceeds to the beneficiary
THE BENEFICIARY                     upon the last surviving insured's death.  The proceeds may be paid in cash or under one or more income plans.  See
                                    CHOOSING AN INCOME PLAN.

                                    In the event of the death of either insured within two
                                    years from the date of issue, proof of such death should
                                    be promptly submitted to our Service Center since we will
                                    pay only a limited benefit under certain circumstances.
                                    See LIMITS ON OUR CONTESTING THIS POLICY AND SUICIDE.

                                    DEATH BENEFIT PROCEEDS
                                    Death benefit proceeds depend upon the death benefit
                                    option in effect on the date of death.

                                    OPTION 1.  Under this option, death benefit proceeds are
                                    determined as follows:
                                      (1)    We determine the policy's death benefit, which is
                                             the larger of the face amount or the variable
                                             insurance amount.
                                      (2)    We subtract from (1) any policy debt.
                                      (3)    We add to (2) any rider benefits payable

                                    OPTION 2.  Under this option, death benefit proceeds are
                                    determined as follows:
                                      (1)    We determine the policy's death benefit, which is
                                             the larger of the face amount plus cash value or the
                                             variable insurance amount.
                                      (2)    We subtract from (1) any policy debt.
                                      (3)    We add to (2) any rider benefits payable.

------------------------------------------------------------------------------------------------------
PROCEEDS PAYABLE TO                 The value of the death benefit proceeds will be that as of
THE BENEFICIARY                     the last surviving insured's date of death.  If that death
(continued)                         occurs during the grace period, we will pay the
                                    beneficiary the death benefit proceeds in effect
                                    immediately prior to the grace period reduced by any
                                    overdue charges.  The death benefit will never be less
                                    than that required to keep this policy qualified as life
                                    insurance under the federal income tax laws.

                                    CHANGING THE DEATH BENEFIT OPTION
                                    On each policy anniversary beginning with the fifteenth,
                                    the owner may change the death benefit option.  We will
                                    change the policy face amount in order to keep your death
                                    benefit constant as of the effective date of the change.

                                    If the death benefit option is changed from Option 1 to
                                    Option 2, satisfactory evidence of insurability will be
                                    required.  A change in the death benefit option will not
                                    be permitted if it would result in a face amount of less
                                    than $100,000.  In no event will a change be permitted if
                                    after the change, the policy would not qualify as life
                                    insurance under federal income tax laws.
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


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VUL92NY                             SPECIMEN

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PROCEEDS PAYABLE TO                 HOW TO CLAIM DEATH BENEFIT PROCEEDS
THE BENEFICIARY                     The beneficiary should contact our Service Center for
(CONTINUED)                         instructions.  We will usually pay the proceeds within
                                    seven (7) days after we receive satisfactory proof of the
                                    last surviving insured's death and any other requirements, including due proof of death of the first insured to die.
                                    We may delay payment of all or part of the death benefit
                                    if we have not been able to determine this policy's cash
                                    value as of the date of death because:
                                      -      The NYSE is closed for trading except for normal
                                             holiday closing; or
                                      -      The SEC determines that a state of emergency exists.

                                    If a delay is necessary and death of the last surviving
                                    insured occurs prior to the end of the guarantee period,
                                    we may delay payment of any excess of the death benefit
                                    over the face amount.  After the guarantee period has
                                    expired, we may delay payment of the entire death benefit.

                                    We will add interest to the death benefit proceeds at an
                                    annual rate of at least the minimum required by state law
                                    from the date of death to the date of payment.
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

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VUL92NY                             SPECIMEN

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                                    CHOOSING AN INCOME PLAN
                                    You may choose one or more income plans under the policy
                                    for the payment of death benefit proceeds.  If, at the
                                    time of the death of the last surviving insured no plan
                                    has been chosen for paying death benefit proceeds, the
                                    beneficiary may choose a plan within one year.  The owner
                                    may also elect an income plan under the policy on
                                    surrender of the policy.

                                    Our approval s needed for any plan where:
                                      -      The person named to receive payment is other than
                                             the owner or beneficiary;
                                      -      The person named is not a natural person, such as a
                                             corporation; or
                                      -      Any income payment would be less than $100.
------------------------------------------------------------------------------------------------------
THE INCOME PLANS                    There are six (6) income plans to choose from.  They are:

                                    PLAN 1.  INCOME FOR A FIXED PERIOD
                                    Payment is made in equal installments for a fixed number
                                    of years.  We guarantee each monthly payment will be at
                                    least the amount shown in the following table.  Values for annual, semi-annual or quarterly payments are available on request.
------------------------------------------------------------------------------------------------------
                                                Table for Income for a Fixed Period
                                                (Payments for Each $1,000 Applied)
                                  ------------------------------------------------------------------------
                                      Fixed
                                     Period of        Monthly             Fixed Period            Monthly
                                      Years           Income                of Years              Income
                                     ---------        -------             ------------            -------
                                         1            $84.47                    16                 $6.53
                                         2             42.86                    17                  6.23
                                         3             28.99                    18                  5.96
                                         4             22.06                    19                  5.73
                                         5             17.91                    20                  5.51
                                         6             15.41                    21                  5.32
                                         7             13.16                    22                  5.15
                                         8             11.68                    23                  4.99
                                         9             10.53                    24                  4.84
                                        10              9.61                    25                  4.71
                                        11              8.86                    26                  4.59
                                        12              8.24                    27                  4.47
                                        13              7.71                    28                  4.37
                                        14              7.26                    29                  4.27
                                        15              6.87                    30                  4.18
                                  ------------------------------------------------------------------------


                                    - 27 -

VUL92NY                             SPECIMEN

                                    ------------------------------------------------------------------

                                    PLAN 2.  INCOME FOR LIFE
                                    Payment is made to the person named in equal monthly
                                    installments and guaranteed for at least a period certain.
                                    The period certain can be 10 or 20 years.  Other periods
                                    certain are available on request.  A refund certain may be chosen instead.  Under this arrangement, income is
                                    guaranteed until payments equal the amount applied.  If
                                    the person named lives beyond the guaranteed payments,
                                    payments continue until his or her death.

                                    We guarantee each payment will be at least the amount
                                    shown in the following table.  By age we mean the named
                                    person's age on his or her birthday nearest the plan's
                                    effective date.  Amounts for ages not shown are available
                                    on request.
---------------------------------------------------------------------------------------------------

THE INCOME PLANS                                                       Tables for Income for Life
(CONTINUED)                                                    (Monthly Payments for Each $1,000 Applied)
                                  ----------------------------------------------------------------------------------------------
                                                                           Payments to a Male

                                            Age               10 Years              20 Years Certain             Refund Certain
                                           -----              --------              ----------------             --------------
                                                               Certain
                                                               -------

                                           0-10                 $3.24                    $3.23                        $3.22
                                            15                   3.32                     3.31                         3.30
                                            20                   3.41                     3.40                         3.39
                                            25                   3.52                     3.51                         3.50
                                            30                   3.66                     3.64                         3.63
                                            35                   3.84                     3.81                         3.79
                                            40                   4.07                     4.00                         3.99
                                            45                   4.36                     4.23                         4.24
                                            50                   4.71                     4.50                         4.54
                                            55                   5.14                     4.79                         4.92
                                            60                   5.68                     5.10                         5.39
                                            65                   6.35                     5.38                         6.01
                                            70                   7.17                     5.60                         6.83
                                            75                   8.07                     5.72                         7.94
                                            80                   8.93                     5.75                         9.48
                                         85 & over               9.54                     5.75                         ----
                                  ------------------------------------------------------------------------------------------



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



                                  ----------------------------------------------------------------------------------------------
                                                                          Payments to a Female

                                            Age               10 Years              20 Years Certain             Refund Certain
                                         --------             --------              ----------------             --------------
                                                              Certain
                                                             ---------

                                           0-10                 $3.17                    $3.16                        $3.15
                                            15                   3.23                     3.22                         3.21
                                            20                   3.30                     3.29                         3.28
                                            25                   3.39                     3.38                         3.37
                                            30                   3.50                     3.49                         3.48
                                            35                   3.64                     3.62                         3.61
                                            40                   3.81                     3.78                         3.77
                                            45                   4.04                     3.99                         3.98
                                            50                   4.33                     4.23                         4.24
                                            55                   4.70                     4.53                         4.57
                                            60                   5.17                     4.87                         4.99
                                            65                   5.80                     5.22                         5.55
                                            70                   6.63                     5.51                         6.32
                                            75                   7.64                     5.68                         7.39
                                            80                   8.64                     5.74                         8.85
                                         85 & over               9.33                     5.75                         ____
                                  -------------------------------------------------------------------------------------------


                                    PLAN 3. INTEREST PAYMENT
                                    Amounts can be left with us to earn interest at an annual
                                    rate of at least 3%.  Interest payments can be made
                                    annually, semi-annually, quarterly or monthly.

                                    PLAN 4. INCOME OF A FIXED AMOUNT
                                    Payments of an agreed fixed amount are made annually,
                                    semi-annually, quarterly or monthly.  The fixed amount per year must be at least $60 for each $1,000 of the amount
                                    applied.  The amount applied will earn interest at an
                                    annual rate of at least 3%.  Payments will continue until
                                    the amount applied and interest are fully paid.


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VUL92NY                             SPECIMEN

----------------------------------------------------------------------------------------------------
THE INCOME PLANS                    PLAN 5. JOINT LIFE INCOME
(CONTINUED)                         This plan is available if there are two persons named to
                                    receive payments.  At least one of the persons named must
                                    be either the owner or beneficiary of this policy.
                                    Monthly payments are made as long as at least one of the
                                    named persons is living.  We guarantee the payments will
                                    be at the amount shown in the following table while both
                                    named persons are alive.  When one dies, we guarantee to
                                    continue paying the other at least two-thirds of the
                                    amount shown.  By age we mean the named person's age on
                                    his or her birth day nearest the plan's effective date.
                                    Amounts for two males, two females or for ages not shown
                                    in the table below are available on request.


                                                           Table of Joint Life Income
                                                    (Monthly Payments for Each $1,000 Applied)

                                                                    Female Age

                                                            55      60      65     70     75
                                   -----------------------------------------------------------------
                                                      50  $4.55   $4.76   $4.99  $5.26  $5.56
                                                      55   4.75    4.99    5.27   5.59   5.95
                                                      60   4.95    5.25    5.59   5.98   6.42
                                    Male Age          65   5.18    5.53    5.94   6.43   6.99
                                                      70   5.43    5.84    6.33   6.94   7.66
                                                      75   5.69    6.16    6.73   7.49   8.41

                                    PLAN 6. ANNUITY PLAN
                                    An amount can be used to buy any single premium annuity we offer on the plan's effective date.  Annuities combine
                                    features of guaranteed income and payment similar to
                                    plans 2 and 5.
----------------------------------------------------------------------------------------------------
PAYMENTS WHEN NAMED                 When the person named to receive payments dies, we will
PERSON DIES                         pay any amounts still due.  The amounts still due are
                                    determined as follows:
                                      -      For plans 1, 2 or 4, any remaining guaranteed
                                             payments will be continued.  Under plan 4, any
                                             unpaid proceeds with any accrued interest may be
                                             paid in a single sum.  Under plans 1 and 2, the
                                             discounted values of the remaining guaranteed
                                             payments may be paid in a single sum.  This means we
                                             deduct the amount of the interest each remaining
                                             guaranteed payment would have earned had it not been
                                             paid out early.  The discount interest rate is 3%
                                             for plan 1 and 3.50% for plan 2.  But we will use
                                             the interest rate we used to calculate the payment
                                             for plans 1 and 2, if they were not based on the
                                             table in this policy.
                                      -      For plan 3, we'll pay the amount left with us and
                                             any accrued interest.
                                      -      For plan 5, no amounts are payable after both named
                                             persons have died.
                                      -      For plan 6, the annuity agreement will state the
                                             amount due, if any.
----------------------------------------------------------------------------------------------------


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



-----------------------------------------------------------------------------------------------------
                                    OTHER IMPORTANT INFORMATION
-----------------------------------------------------------------------------------------------------
LIMITS ON OUR                       We rely on the statements made in the applications.
CONTESTING THIS                     Legally, they are considered representations, not
POLICY                              warranties.  We can contest the validity of this policy if any material misstatements are made in any applications.
                                    A copy of any application will be attached to this policy.

                                    With respect to each insured, we will not contest the
                                    validity of this policy after this policy has been in
                                    effect during either insured's lifetime for two years from the date of issue.  At the end of the second policy year,
                                    we will mail you a notice requesting that you tell us if
                                    either insured has died.  Failure to tell us of the death
                                    of an insured during the two years from the date of issue
                                    will not avoid a contest, if we have basis to do so, even
                                    if the policy is still in force.  We will not contest any
                                    policy change that requires evidence of insurability, or
                                    any reinstatement of this policy, after the change or
                                    reinstatement has been in effect for two years during the
                                    lifetime of the insured, or insureds living at the time of the change of reinstatement takes effect.
-----------------------------------------------------------------------------------------------------
QUARTERLY REPORT                    We will send you a report four (4) times a policy year
                                    within 31 days after the end of each policy quarter.  The
                                    report will show the death benefit, cash value, any change in the additional insurance rider face amount and policy
                                    debt as of the end of the policy quarter.  The report will also show the allocation of the total investment base as
                                    of such date and the amounts deducted from or added to the total investment base since the last quarterly report.
                                    The report will also include any other information that
                                    may be currently required by the insurance supervisory
                                    official of the jurisdiction in which this policy is
                                    delivered.
-----------------------------------------------------------------------------------------------------
CHANGING THIS POLICY                This policy with any benefit riders may be changed to
                                    another plan of insurance according to our rules at the
                                    time of the change.
-----------------------------------------------------------------------------------------------------
POLICY CHANGES -                    For you to receive the tax treatment accorded to life
APPLICABLE TAX LAW                  insurance under federal law, this policy must qualify
                                    initially and continue to qualify as life insurance under
                                    the Internal Revenue Code of 1986, as amended, or
                                    successor law.  Therefore, to maintain this qualification
                                    to the maximum extent permitted by law, we reserve in this policy the right to return any premium payments that would cause this policy to fail to qualify as life insurance
                                    under applicable tax law as interpreted by us.  Further,
                                    we reserve the right to make changes in this policy or its riders or to make distributions from this policy to the
                                    extent we deem it necessary to continue to qualify this
                                    policy as life insurance.  Any such changes will apply
                                    uniformly to all policies that are affected.  You will be
                                    given advance written notice of such changes.
-----------------------------------------------------------------------------------------------------



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VUL92NY                             SPECIMEN

-----------------------------------------------------------------------------------------------------
ERROR IN AGE OR SEX                 If the age or sex for either insured as stated in the
                                    application is wrong, it could mean the face amount or any other policy benefit is wrong.  Therefore, amounts payable under this policy or its riders will be what the premiums
                                    paid would have bought for the guarantee period at the
                                    true age or sex.
-----------------------------------------------------------------------------------------------------
SUICIDE                             If the insured commits suicide within two years from the
                                    date of issue or reinstatement, we will pay only a limited benefit and then terminate this policy.  The limited
                                    benefit will be the amount of the premiums paid less any
                                    policy debt.

                                    Within 90 days of the death of the first insured, the
                                    owner may be elect to apply the amount of the limited
                                    benefit to a single life policy on the life of the
                                    surviving insured, subject to the following provisions;
                                             -        The new policy's issue date will be the date
                                                      of death of the deceased insured.
                                             -        The insurance age will be the surviving
                                                      insured's attained age on the new policy's
                                                      issue date.
                                             -        No medical examination or other evidence of
                                                      insurability will be required for the new
                                                      policy.
                                             -        The face amount of the new policy will be
                                                      determined by applying the limited benefit
                                                      amount as a single premium payment under the
                                                      new policy.  The face amount of the new policy
                                                      may not exceed the fact amount of this policy.
                                             -        Our Service Center must receive a written
                                                      request which is satisfactory to us.
                                             -        The new policy cannot involve any other life.
                                             -        Additional benefits or riders available on the
                                                      policy will be available with the new policy
                                                      only without consent.
                                             -        The new policy will be issued at our current
                                                      rates for the surviving insured's attained
                                                      age, based on the underwriting class assigned
                                                      to the surviving insured when this policy was
                                                      underwritten.  The underwriting class for the
                                                      new policy may differ from that of this
                                                      policy.
                                             -        If the amount of insurance that would be
                                                      purchased under the new policy falls below the
                                                      minimum insurance amounts currently allowed,
                                                      this option will not be available.
-----------------------------------------------------------------------------------------------------
ESTABLISHING                        If we are unable to determine which of the insureds was
SURVIVORSHIP                        the last survivor on the basis of the proofs of death
                                    provided to us, we shall consider Insured No. 1 to be the
                                    last surviving insured.
-----------------------------------------------------------------------------------------------------
CLAIMS OF CREDITORS                 The proceeds of this policy will be free from creditors'
                                    claims to the extent allowed by law.
-----------------------------------------------------------------------------------------------------

VUL92NY                             SPECIMEN

-----------------------------------------------------------------------------------------------------
NON-PARTICIPATING                   This policy does not participate in the divisible surplus
                                    of ML Life Insurance Company of New York ("ML of New
                                    York").
-----------------------------------------------------------------------------------------------------
AUTHORITY TO MAKE                   All agreements made by us must be signed by our president
AGREEMENTS                          or a vice president and by our secretary or an assistant
                                    secretary.  No other person, including an insurance agent
                                    or broker, can:
                                      -      Change any of this policy's terms;
                                      -      Extend the time for paying premiums; or
                                      -      Make any agreement binding on us.
-----------------------------------------------------------------------------------------------------
CHANGES IN POLICY                   Changes in policy cost factors (expense charges, current
COST FACTORS                        cost of insurance rates, loan charges) will be by class
                                    and based upon changes in future expectations for such
                                    elements as: mortality, persistency, expenses and taxes.
                                    The policy cost factors are determined prospectively.  We
                                    will not recoup prior losses by means of policy cost
                                    factor changes.  Any change in policy cost factors will be determined in accordance with procedures and standards on
                                    file, if required, with the insurance supervisory official of the jurisdiction in which this policy is delivered.
-----------------------------------------------------------------------------------------------------
MATURITY DATE OF                    On the maturity date of this policy we will pay the owner
THIS POLICY                         the cash value less any policy debt if the insured is then living and this policy is in effect.  The cash value may
                                    be paid in cash or under one or more income plans.  See
                                    CHOOSING AN INCOME PLAN.
-----------------------------------------------------------------------------------------------------
REQUIRED NOTE ON OUR                Our computations of reserves and fixed base are based on
COMPUTATIONS                        the Commissioners 1980 Standard Ordinary Mortality Tables
                                    and interest at the rate of 5% per year.  In calculating
                                    the maximum joint and last survivor cost of insurance
                                    rates in Appendix 1, we use the exact ages of both
                                    insureds and their individual cost of insurance rates.
                                    When making our computations, we assume that death claims
                                    are paid immediately.  Mortality and expense risks of ML
                                    of New York shall not adversely affect the dollar amount
                                    of insurance benefits or cash values.

                                    We have filed a detailed statement of our computations
                                    with the insurance supervisor of the state or jurisdiction where this policy is delivered.  All policy values equal
                                    or exceed those required by the law of that state or
                                    jurisdiction.  Any benefit provided by an attached rider
                                    will not increase these values unless stated in that
                                    rider.
-----------------------------------------------------------------------------------------------------

VUL92NY                             SPECIMEN

-------------------------------------------------------------------------------------------------------------
                                    APPENDIX 1
-------------------------------------------------------------------------------------------------------------
                                    TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                                      (Quarterly Rates per $1,000 of New Amount at Risk)
-------------------------------------------------------------------------------------------------------------
      Policy                              Policy                                     Policy
       Year                 Factor          Year                Factor                  Year        Factor
-------------------------------------------------------------------------------------------------------------
          1                $0.00062          26                $0.50695                  51       $29.50364
          2                 0.00200          27                 0.59735                  52        33.76133
          3                 0.00364          28                 0.70806                  53        38.38282
          4                 0.00559          29                 0.84492                  54        43.31380
          5                 0.00797          30                 1.01203                  55        48.61809
          6                 0.01080          31                 1.20971                  56        54.32188
          7                 0.01430          32                 1.44039                  57        60.54019
          8                 0.01839          33                 1.70448                  58        67.48249
          9                 0.02325          34                 2.00341                  59        75.52392
         10                 0.02885          35                 2.34693                  60        85.75032
         11                 0.03551          36                 2.75356                  61       100.49099
         12                 0.04330          37                 3.26880                  62       125.24872
         13                 0.05244          38                 3.84120                  63       174.86963
         14                 0.06314          39                 4.57483                  64       305.59174
         15                 0.07567          40                 5.45962                  65       333.33333
         16                 0.09044          41                 6.49574
         17                 0.10808          42                 7.68392
         18                 0.12936          43                 9.03348
         19                 0.15507          44                10.53512
         20                 0.18560          45                12.22534
         21                 0.22169          46                14.16393
         22                 0.26390          47                16.41144
         23                 0.31218          48                19.04093
         24                 0.36695          49                22.11355
         25                 0.43101          50                25.60401
-------------------------------------------------------------------------------------------------------------

                                    APPENDIX 2
----------------------------------------------------------------------------------------------------
                                                     CASH VALUE CORRIDOR FACTORS
----------------------------------------------------------------------------------------------------
     Age of              Percentage of Cash                   Age of            Percentage of Cash
     Insured                      Value                       Insured                   Value
----------------------------------------------------------------------------------------------------

VUL92NY                             SPECIMEN

-----------------------------------------------------------------------------------------------
   40 and under                     250%                        61                      128%
         41                         243%                        62                      126%
         42                         236%                        63                      124%
         43                         229%                        64                      122%
         44                         222%                        65                      120%
         45                         215%                        66                      119%
         46                         209%                        67                      118%
         47                         203%                        68                      117%
         48                         197%                        69                      116%
         49                         191%                        70                      115%
         50                         185%                        71                      113%
         51                         178%                        72                      111%
         52                         171%                        73                      109%
         53                         164%                        74                      107%
         54                         157%                     75 - 90                    105%
         55                         150%                        91                      104%
         56                         146%                        92                      103%
         57                         142%                        93                      102%
         58                         138%                        94                      101%
         59                         134%                   95 and over                  100%
         60                         130%
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
FLEXIBLE PREMIUM                    Variable universal life insurance payable upon death of
JOINT AND LAST                      the last surviving insured.  Death benefit subject to
SURVIVOR VARIABLE                   guaranteed minimum during guarantee period.  Guaranteed
UNIVERSAL LIFE                      minimum is policy's face amount.  Flexible premiums.  Non-
INSURANCE POLICY                    participating.  Investment results reflected in policy
                                    benefits.
-----------------------------------------------------------------------------------------------

VUL92NY                             SPECIMEN

                                  -------------------------------------------------------------
[LOGO]                              Merrill Lynch Life Insurance Company       LITTLE ROCK,
MERRILL LYNCH                                                                      ARKANSAS

                                  --------------------------------------------------------------

                                    ADDITIONAL INSURANCE RIDER
------------------------------------------------------------------------------------------------
RIDER SCHEDULE                      Insured No. 1:                 Richard Roe

                                    Insured No. 2:                 Jane Roe

                                    Owner:                         Jane Roe

                                    Issue Date:                    September 30, 1992

                                    Policy Number:                 SPECIMEN

                                    Rider Face Amount:             $500,000.00
------------------------------------------------------------------------------------------------
INSURANCE BENEFITS                  This rider provides additional insurance coverage to the
                                    insured.  It is payable to the beneficiary at the death of the last surviving insured.  The rider face amount
                                    provided by this rider is shown on the above rider
                                    schedule.
------------------------------------------------------------------------------------------------
CHANGING THE RIDER                  The owner may elect to change the rider face amount prior
FACE AMOUNT                         to either insured's attained age 85.  The minimum change
                                    in the rider face amount is $100,000.  Once (1) such
                                    change is permitted each year.  The minimum additional
                                    insurance rider face amount is $100,000.  To request a
                                    change in rider face amount, you must provide satisfactory notice to us.  The effective date of change will be the
                                    policy anniversary date next following underwriting
                                    approval of the change.  As of the effective date of
                                    change, the guarantee period will change.  See HOW WE
                                    DETERMINE THE GUARANTEE PERIOD.
------------------------------------------------------------------------------------------------
INCREASING THE RIDER                If both insureds are alive, you may increase the rider
FACE AMOUNT                         face amount.  Satisfactory evidence of insurability will
                                    be required before we will increase the rider face amount.
                                    We will not allow an increase on the first policy
                                    anniversary if the face amount of the policy plus the new
                                    rider face amount provide a guarantee period of less than
                                    one year from the effective date of the increase.  An
                                    increase in face amount will decrease the guarantee
                                    period.
------------------------------------------------------------------------------------------------
DECREASING THE RIDER                Beginning in policy year 8, you may decrease the rider
FACE AMOUNT                         face amount but not below the amount required to keep the
                                    policy qualified as life insurance under federal income
                                    tax laws.  A decrease in the face amount will increase the guarantee period.
------------------------------------------------------------------------------------------------

VUL92NY                             SPECIMEN

------------------------------------------------------------------------------------------------
HOW WE DETERMINE THE                WHEN A CHANGE IN RIDER FACE AMOUNT IS REQUESTED
GUARANTEE PERIOD                    As of the effective date of change, we will redetermine
                                    the guarantee period as follows:

                                      (1)    We take the fixed base described in the policy as of
                                             such date.
                                      (2)    Based on the policy year, the face amount of the
                                             policy, plus the rider face amount, and the amount
                                             in (1), we will redetermine the guarantee period.

                                    Our computations are based on an annual interest rate of
                                    5% and the guaranteed maximum cost of insurance rates
                                    shown in Appendix 1.
-------------------------------------------------------------------------------------------------
COST OF RIDER                       The cost of the rider is determined by dividing the rider
                                    face amount by $1000 and multiplying the result by the
                                    current cost of insurance rate per $1000 based on the
                                    policy year and sex and underwriting class of both
                                    insureds.  The cost of the rider is deducted from the
                                    investment base as described in the policy.  See
                                    INVESTMENT BASE IN EACH INVESTMENT DIVISION IN THE POLICY.
-------------------------------------------------------------------------------------------------
INCONTESTABILITY AND                The incontestability and suicide provisions of the policy
SUICIDE                             also apply to this rider.  We can contest the validity of
                                    any change in the rider face amount requested by the owner if any material misstatements are made in any application
                                    required for that change.  We will not contest any change
                                    in the rider face amount requested by the owner after the
                                    change has been in effect during the insured's lifetime
                                    for two years from the effective date of such change.  If
                                    either insured commits suicide within two years of the
                                    effective date of any increase in the rider face amount
                                    requested by the owner, we will terminate the coverage
                                    attributable to such increase in rider face amount and pay only a limited benefit.  The limited benefit will be the
                                    amount of cost of insurance deductions made for such
                                    increase.
-------------------------------------------------------------------------------------------------
WHEN THIS RIDER WILL                This rider will terminate on the date the policy
TERMINATE                           terminates or lapses.
-------------------------------------------------------------------------------------------------
GENERAL                             This rider is a part of the policy.  It has no cash or
                                    loan value.  Its benefit is subject to all the terms of
                                    this rider and the policy.

                                    ML LIFE INSURANCE COMPANY OF NEW YORK


                                    /s/ BARRY G. SKOLNICK          /s/ ALLEN JONES
                                    ---------------------          ---------------
                                     Barry G. Skolnick                 Allen Jones
                                           Secretary                   President

-------------------------------------------------------------------------------------------------

VUL92NY                             SPECIMEN

                                                   -------------------------------------------------
                                                   ML LIFE INSURANCE COMPANY OF NEW YORK                           NEW YORK,
                                                                                                                     NEW YORK


                                                   -------------------------------------------------

                                                     POLICY SPLIT RIDER


-------------------------------------------------------------------------------------------------------------------
RIDER BENEFIT      This rider gives you the right to exchange this policy for an individual variable universal life insurance policy on the life of each insured if the federal tax law is changed and results in (a) a reduction in or elimination of the unlimited Federal Estate Tax marital deduction provision or (b) a reduction in the maximum Federal Estate Tax bracket rate to a rate below 25%.  It also gives you the right to exchange this policy for an individual life insurance policy on the life of each insured upon divorce of the insureds.

                   To exercise this option, a policy on the life of each insured must be applied for and issued.

                   If either insured does not qualify for an individual variable universal life insurance policy under our rules then in effect, this option may not be exercised and the rider will terminate.

-------------------------------------------------------------------------------------------------------------------
CONDITIONS FOR     The following conditions must be met in order to make the exchange:
EXCHANGE               (1)  Both insureds must be living on the exchange date and be less than age 85.
                       (2)  You must request the exchange in writing, complete an application for the new policies, provide satisfactory evidence of insurability as to both insureds and surrender this policy.  The owner of each new policy must have an insurable interest in the insured.  If this policy is assigned, the assignee must consent to the exchange.
                       (3)  This policy must be in effect on the exchange date.
                       (4)  If the exchange is a result of divorce, a final divorce decree issued by a court of competent jurisdiction in the United States on the insureds' marriage must be in effect for at least six months, but not more than one year before an exchange takes effect.  Evidence of such decree must be received by us within one year after the decree but prior to the date of exchange.  The insureds must have been married when the policy was issued.  If the exchange is as a result of either federal tax law change described above, you must request the exchange within six months of the date the change is signed into law.





PSVUL92NY                          SPECIMEN

--------------------------------------------------------------------------------------------------
THE NEW POLICY     The face amount of each new policy will be equal to one-half of the face amount of this policy less any outstanding policy debt on the date of exchange.  One-half of the cash value of this policy less any policy debt will be applied to each of the new policies.

                   The issue date of the new policy will be the date of exchange.  On the issue date we will refund any unearned charges for cost of insurance and rider costs previously deducted from this policy.  Sales loads for the new policy will take into account the sales load paid under this policy.  If two base premiums have not been paid, then the difference between (a) the sales load which would have been paid under this policy had both base premiums been paid and (b) the sales load paid, shall be allocated to the new policies.  The allocation to each new policy shall be in the same proportion as the base premium for each new policy bears to the base premium for this policy.  This amount shall be deducted from additional premiums paid at the sales load rate applicable to the first two base premiums under each new policy.  Thereafter, the sales load shall be paid at the rate applicable to each base premium paid after the second under each new policy.  The cost of insurance will be for each insured's then attained age and for the same risk class that the insured was classified as under this policy.

                   We will not notify you of any tax law changes which may effect this policy.  A policy split may have tax consequences.  You should consult a qualified tax adviser.  This rider is part of the policy to which it is attached.

                   ML LIFE INSURANCE COMPANY OF NEW YORK



                       /s/ BARRY G. SKOLNICK                    /s/ ALLEN JONES
                       ---------------------                    ---------------
                           Barry G. Skolnick                        Allen Jones
                            Secretary                               President





PSVUL92NY                          SPECIMEN